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                                                                    EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this Registration Statement and to the incorporation by reference in this Registration Statement of our report dated march 6, 1996, included in Mesa Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.


                                        /s/ ARTHUR ANDERSEN LLP
                                        ARTHUR ANDERSEN LLP

Houston, Texas
May 7, 1996